Exhibit 10.7

Monroe Capital BDC Advisors, LLC

311 South Wacker Drive, Suite 6400

Chicago, Illinois

July 28, 2022

Monroe Capital Income Plus Corporation

311 South Wacker Drive, Suite 6400
Chicago, Illinois

Attn: Mr. Theodore L. Koenig

Re:	Waiver of Certain Advisory Fees

Dear Mr. Koenig:

Reference is hereby made to the Investment Advisory and Management Agreement (the “Investment Management Agreement”), dated December 5, 2018, by and between Monroe Capital Income Plus Corporation (the “Company”) and Monroe Capital BDC Advisors, LLC (the “Adviser”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Investment Management Agreement.

Base Management Fee

Effective as of and beginning with the quarter ended June 30, 2022 (the “Effective Quarter”), we hereby agree to permanently calculate the Base Management Fee as indicated below (defined below as the “Reduced Base Management Fee”), and to permanently waive such portion of the Base Management Fee that is in excess of the Reduced Base Management Fee that the Adviser would otherwise be entitled to receive under the Investment Management Agreement prior to the Effective Quarter.

Pursuant to the Investment Management Agreement, the Adviser, for its services to the Company, has been entitled to receive a Base Management Fee, payable quarterly in arrears, from the Company calculated (i) prior to any Exchange Listing or any future quotation or listing of its securities on any other public trading market, at an annual rate of 1.50% of average total assets (which includes assets financed using leverage) and (ii) following an Exchange Listing, calculated at an annual rate of 1.75% of average invested assets (calculated as total assets excluding cash).

As of and beginning with the Effective Quarter, the Base Management Fee, payable quarterly in arrears, will be calculated (i) prior to any Exchange Listing or any future quotation or listing of its securities on any other public trading market, at an annual rate of 1.25% of average total assets (which includes assets financed using leverage) (the “Reduced Base Management Fee”) and (ii) following an Exchange Listing, calculated at an annual rate of 1.75% of average invested assets (calculated as total assets excluding cash).

No portion of the Base Management Fee waived shall be subject to recoupment.

Income Based Fee

Effective as of and beginning with the Effective Quarter, we hereby agree to permanently calculate the Income Based Fee as indicated below (defined below as the “Reduced Income Based Fee”), and to permanently waive such portion of the Income Based Fee that is in excess of the Reduced Income Based Fee that the Adviser would otherwise be entitled to receive under the Investment Management Agreement prior to the Effective Quarter.

Pursuant to the Investment Management Agreement, the Adviser, for its services to the Company, has been entitled to receive an Income Based Fee from the Company calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the calendar quarter. In calculating the Income Based Fee for any given calendar quarter, the Company’s pre-incentive fee net investment income, expressed as the Rate of Return, is compared to the Hurdle Rate of 1.50%. The Company pays the Adviser an Income Based Fee with respect to the Company’s pre-incentive fee net investment income in each calendar quarter as follows:

(A)	no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the Hurdle Rate of 1.50% (6% annually);
(B)	100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Rate but is less than 1.76% in any calendar quarter prior to an Exchange Listing or less than 1.88% in any calendar quarter following an Exchange Listing; and
(C)	prior to an Exchange Listing, 15% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.76% in any calendar quarter, or following an Exchange Listing, 20% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.88% in any calendar quarter.

As of and beginning with the Effective Quarter, prior to an Exchange Listing, the Company shall pay the Adviser an Income Based Fee with respect to the Company’s pre-incentive fee net investment income in each calendar quarter as follows (the “Reduced Income Based Fee”):

(A)	no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the Hurdle Rate of 1.50% (6% annually);

(B)	100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Rate but is less than 1.71429% in any calendar quarter prior to an Exchange Listing or less than 1.88% in any calendar quarter following an Exchange Listing; and
(C)	prior to an Exchange Listing, 12.5% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.71429% in any calendar quarter, or following an Exchange Listing, 20% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.88% in any calendar quarter.

Following an Exchange Listing, the Company shall pay the Adviser an Income Based Fee as stated in the Investment Management Agreement.

No portion of the Income Based Fee waived shall be subject to recoupment.

Capital Gains Fee

Effective as of and beginning with the year ended December 31, 2022 (the “Effective Year”), we hereby agree to permanently calculate the Capital Gains Fee as indicated below (defined below as the “Reduced Capital Gains Fee”), and to permanently waive such portion of the Capital Gains Fee that is in excess of the Reduced Capital Gains Fee that the Adviser would otherwise be entitled to receive under the Investment Management Agreement prior to the Effective Year.

Pursuant to the Investment Management Agreement, the Adviser, for its services to the Company, has been entitled to receive a Capital Gains Fee from the Company calculated and payable in arrears at the end of each fiscal year (or, upon termination of this Investment Management Agreement pursuant to Section 10 thereof, as of the termination date) based on the Company’s net capital gains. For purposes of the Investment Management Agreement, net capital gains are calculated by subtracting (A) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (B) the Company’s cumulative aggregate realized capital gains. If such amount is positive at the end of the relevant calendar year, then the Capital Gains Fee for such year shall be equal to 15% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there shall be no Capital Gains Fee for such year. If the Investment Management Agreement shall terminate as of a date that is not a calendar-year end, the termination date shall be treated as though it were a calendar-year end for purposes of calculating and paying a Capital Gains Fee. Any Capital Gains Fee for any partial year shall be prorated based on the number of days in such year.

As of and beginning with the Effective Year, the Capital Gains Fee will be calculated and payable in arrears at the end of each fiscal year (or, upon termination of this Investment Management Agreement pursuant to Section 10 thereof, as of the termination date) based on the Company’s net capital gains. For purposes of the Investment Management Agreement, net capital gains are calculated by subtracting (A) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (B) the Company’s cumulative aggregate realized capital gains. If such amount is positive at the end of the relevant calendar year, then the Capital Gains Fee for such year shall be equal to 12.5% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years (the “Reduced Capital Gains Fee”). If such amount is negative, then there shall be no Reduced Capital Gains Fee for such year. If the Investment Management Agreement shall terminate as of a date that is not a calendar-year end, the termination date shall be treated as though it were a calendar-year end for purposes of calculating and paying a Reduced Capital Gains Fee. Any Reduced Capital Gains Fee for any partial year shall be prorated based on the number of days in such year.

No portion of the Capital Gains Fee waived shall be subject to recoupment.

[Signature page to follow]

Sincerely yours,

Monroe Capital BDC Advisors, LLC

By:	/s/Theodore L. Koenig
Name: Theodore Koenig
Title: Authorized Signatory